Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Amendment No. 1 of Registration Statement on Form F-1 of Lixiang Education Holding Co., Ltd. of our report dated June 18, 2020 relating to the financial statements of Lixiang Education Holding Co., Ltd., which appears in this Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers Zhong Tian LLP

PricewaterhouseCoopers Zhong Tian LLP

Shanghai, the People’s Republic of China

September 22, 2020

普华永道中天会计师事务所 (特殊普通合伙)

PricewaterhouseCoopers Zhong Tian LLP, 11/F PricewaterhouseCoopers Center

Link Square 2, 202 Hu Bin Road, Huangpu District, Shanghai 200021 PRC

T: +86 (21) 2323 8888, F: +86 (21) 2323 8800, www.pwccn.com